Exhibit 2.1

AMENDMENT NO. 1 TO AGREEMENT

AND PLAN OF REORGANIZATION

This Amendment No. 1 to Agreement and Plan of Reorganization (the “Amendment”) is made and entered into as of the 1st day of August, 2005, by and among Optio Software, Inc. (“Optio”), Optio Software II, Inc. (“Merger Sub”) by Optio as a successor-in-interest, VertiSoft Corporation (“VertiSoft”) by Optio as a successor-in-interest, and Donald H. French (“French”), on behalf of himself and pursuant to Section 11.12 of the Agreement (as defined below), on behalf of all the Other Shareholders (as defined in the Agreement).

RECITALS:

WHEREAS, Optio, Merger Sub, VertiSoft and all the shareholders of VertiSoft (the “Shareholders”) entered into that certain Agreement and Plan of Reorganization dated as of August 10, 2004 (the “Agreement”);

WHEREAS, pursuant to the Agreement, at the Closing, Merger Sub merged into VertiSoft with VertiSoft surviving such merger and VertiSoft thereafter became a wholly-owned subsidiary of Optio;

WHEREAS, subsequent to the Closing, VertiSoft merged into Optio with Optio surviving such merger;

WHEREAS, the parties hereto desire to amend the Agreement in accordance with the terms and conditions contained herein;

WHEREAS, Optio, as successor-in-interest to Merger Sub and VertiSoft pursuant to the above-described mergers, by executing this Amendment is executing this Amendment on behalf of Merger Sub and VertiSoft; and

WHEREAS, pursuant to Section 11.12 of the Agreement, French may act unilaterally on behalf of the Other Shareholders with respect to the matters set forth herein and pursuant to Section 11.12 of the Agreement is executing this Amendment on behalf of the Other Shareholders.

NOW, THEREFORE, for and in consideration of the foregoing premises and of the mutual agreements, promises and covenants contained herein and in the Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Certain Software Payments. Section 2.6(b)(iii) of Article 2 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(iii) $75,000, upon the successful integration of the Company’s business into the Parent’s business as determined by the Chief Executive Officer of Parent.”

2. Definitions. Except where otherwise specifically provided, capitalized terms used herein shall have the same meaning as in the Agreement.

3. Governing Law; Successors and Assigns. This Amendment shall be construed and interpreted according to the laws of the State of Georgia, without regard to the conflict of law principles thereof. This Amendment shall be binding upon and inure to the benefit of the Shareholders, the parties hereto and their respective heirs, successors, assigns, or representatives.

4. Ratification. All of the terms of the Agreement not herein amended shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile with the same effect as if the parties had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

“OPTIO”

OPTIO SOFTWARE, INC.

By:	/s/ C. Wayne Cape
Its:	President and CEO

“FRENCH”

/s/ Donald H. French
Donald H. French

“OTHER SHAREHOLDERS”

Destiny French Martin, also known as Destiny Martin

By: Donald H. French pursuant to Section 11.12 of the Agreement

/s/ Donald H. French

Donald French II

By: Donald H. French pursuant to Section 11.12 of the Agreement

/s/ Donald H. French

Lacey LaCour, formerly known as Lacey French

By: Donald H. French pursuant to Section 11.12 of the Agreement

/s/ Donald H. French

Clayton T. French

By: Donald H. French, as custodian for Clayton T. French under “The Georgia Transfers to Minors Act” and as guardian of Clayton T. French, pursuant to Section 11.12 of the Agreement

/s/ Donald H. French

Preston C. French

By: Donald H. French, as custodian for Preston C. French under “The Georgia Transfers to Minors Act” and as guardian of Preston C. French, pursuant to Section 11.12 of the Agreement

/s/ Donald H. French